EXHIBIT 1.1
                                                                     -----------


                  [LOCATEPLUS HOLDINGS CORPORATION LETTERHEAD]

                                                     March 15, 2002

Oftring & Company, Inc.
588 Main Street
Worcester, Massachusetts 01601-6440

Dear Sirs:

         LocatePLUS Holdings Corporation, a Delaware corporation (collectively, the "Company") proposes to sell to Oftring & Company, Inc. and its agents (the "Underwriter") for distribution, and the Underwriter proposes to purchase and to distribute on a minimum/maximum "best efforts" basis, up to 10,000,000 units (the "Units"). Each Unit will consist of one share of the Company's Class B Non-voting Common Stock and a one year warrant to purchase one share of the Company's Class A Voting Stock for $0.50.

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company will prepare and file with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement (including a preliminary prospectus) relating to the Units, which is anticipated to be amended from time to time. Such registration statement, as amended from time to time, is referred to in this Agreement as the "Registration Statement", and the prospectus included in the Registration Statement, as amended from time to time, is referred to in this agreement as the "Prospectus".

         2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (I) the Company agrees to issue and sell up to 10,000,000 Units to the Underwriter for distribution and (II) the Underwriter agrees to use its best efforts to offer and sell such Units to the public for a purchase price of $0.30 per Unit, in compliance with all applicable federal, state and local laws and the rules of any self-regulatory authority to which the Underwriter is a member (the "Offering").

         3. TERMS OF PUBLIC OFFERING. The Company and the Underwriter agree that the Offering shall be conducted on a minimum/maximum basis, and that a minimum of 1,666,667 Units (the "Minimum Offering") must be sold by the Company to the Underwriter by 5:00 p.m. (Boston time) on that date that is ten days from the effective date of the Registration Statement (the "Closing Date"). In the event that the Minimum Offering is not sold to the Underwriter by the Closing Date, the Underwriter acknowledges and agrees that the Offering will be terminated and this Agreement will be of no further force or effect (except as provided in Section 12 of this Agreement).

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Oftring & Company, Inc.
Page 2

         4. COMMISSION; DELIVERY AND PAYMENT. If at least the Minimum Offering is sold in the Offering, the Underwriter shall be entitled to an underwriting commission equal to 7% of the aggregate purchase price of the Units sold; provided, however, that no underwriting commission shall be paid to the Underwriter for Units distributed to the purchasers identified on Exhibit A, as the same may be amended by mutual agreement of the Company and you. The payment for the Units shall be made on the first business day following the Closing Date (the "Settlement Date"). Certificates for the Units shall be registered in such names and issued on the Settlement Date in such denominations as you shall request in writing.

         5. AGREEMENTS OF THE COMPANY. The Company agrees with you:

         (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time;

         (b) to advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading;

         (c) to furnish to you a copy of the registration statement as first filed with the Commission and of each amendment to it, including all exhibits other than exhibits incorporated by reference;

         (d) not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object in writing;

         (e) promptly after the Registration Statement becomes effective, and from time to time thereafter as a prospectus is required by law to be delivered in connection with sales by an underwriter or a dealer, to furnish to you as many copies of the Prospectus (and of any amendment or supplement to it) as you may reasonably request;

         (f) if during the period before you have distributed all the Units you acquire from the Company any event shall occur as a result of which, in the judgment of the Company it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law;

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Oftring & Company, Inc.
Page 3

         (g) prior to any public offering of the Units, to cooperate with you and in connection with the registration or qualification of the Units for offer and sale by any underwriter or dealer under the securities or Blue Sky laws of such jurisdictions as you may reasonably request, and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation or to take any action which would subject it to the service of process in suits, other than as to matters and transactions relating to the offer and sale of the Units, in any jurisdiction where it is not now so subject;

         (h) to pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it, (iii) the printing and delivery of this agreement, the Underwriter's Questionnaire and Power of Attorney, Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Units, (iv) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states, and
(V) the performance by the Company of its other obligations under this agreement;

         (i) to use its best efforts to do and perform all things required or necessary to be done and performed under this agreement by the Company prior to the Settlement Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Units.

         6. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER. The Underwriter hereby represents and warrants to the Company that, upon the execution, delivery and performance of this Agreement by the Underwriter will not violate any statute, rule, order, consent, agreement or other arrangement of any federal, state or local government or the rule, consent, order or agreement of any self-regulatory authority.

         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to you that the execution, delivery and performance of this Agreement by the Company will not violate any statute, rule, order, consent, agreement or other arrangement of any federal, state or local government or the rule, consent, order or agreement of any self-regulatory authority. The Company further represents and warrants to the you that, at the time the Registration Statement becomes effective the Registration Statement and any amendments thereto will comply in all material respects with the provisions of the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any supplements thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this Section 1 shall not apply to statements or omissions in the Registration Statement or Prospectus (or any supplement or amendment to them) based upon information provided to the Company by you for use therein.

         8. INDEMNIFICATION AND CONTRIBUTION.

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Oftring & Company, Inc.
Page 4

         (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by the Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Units, or any person controlling such underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         (b) The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information provided by the Underwriter to the Company, and from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the person asserting such losses, claims, damages or liabilities purchased Units from such underwriter and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; or (ii) for actual or alleged violations by the Underwriter (either by itself or by its employees or agents) of any provision of the Act, the Exchange Act, the securities or consumer protection laws of any state, or the rules of any self-regulatory authority to which the Underwriter is a member incurred or alleged to be incurred in conjunction with the purchase of the Units from the Company or the distribution of such Units, except to the extent the same are caused solely by an action or failure to act by the Company, the stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company.
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Oftring & Company, Inc.
Page 5

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a) or (b) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. However, the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8 and will not relieve it from any liability to the extent it is not materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party does not so assume the defense thereof if given the opportunity to do so. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party or any officers, directors or controlling persons of the indemnifying party and the indemnified party and representation of all such parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate law firm for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and
(b) the reasonable fees and expenses of more than one separate law firm for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. It is further understood that, in any case, the indemnifying party shall, in addition to the separate law firm described above, be responsible for any fees and expenses of local counsel necessary in connection with any such proceedings and shall pay all legal fees and expenses promptly as they are incurred. In the case of any such separate law firm for the Underwriter and such control persons of the Underwriter, such law firm shall be designated in writing by you. In the case of any such separate law firm for the Company, and such directors, officers and control persons of the Company, such law firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnity the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.
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Oftring & Company, Inc.
Page 6

         (d) If the indemnification provided for in paragraphs (a) or (b) of this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under any such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Units. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

         9. CONDITIONS OF COMPANY'S OBLIGATIONS. The several obligations of the Company to sell the Units under this agreement are subject to the conditions that the Registration Statement shall have become effective not later than June 30, 2002, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or shall be pending or contemplated by the Commission.

         10. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase the Units under this agreement are subject to the truth and accuracy of all of the representations and warranties of the Company contained in this Agreement.

         11. EFFECTIVE DATE OF AGREEMENT AND TERMINATION.

         (a) This agreement shall become effective when notification of the effectiveness of the Registration Statement has been released by the Commission.
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Oftring & Company, Inc.
Page 7

         (b) This agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak of hostilities or other national or international calamity or crisis or drastic change in the economic conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Units impracticable, (ii) suspension of quotation of securities on the NASD Over the Counter Bulletin Board, (iii) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially and adversely affect the business or the operations of the Company, (iv) the declaration of a banking moratorium by either federal or Commonwealth of Massachusetts authorities, (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States, or (vi) any of the conditions in Section 2 shall not have been fulfilled when and as required by this agreement to be fulfilled.

         (c) If this agreement shall not become effective pursuant to the provisions of this Section 11 or shall be terminated pursuant to this Section 11 or Section 10, the Company shall then be under no liability hereunder the Underwriter.

         (d) The Company shall not in such event be liable to the Underwriter for damages on account of loss of anticipated profits or revenues arising out of the transactions contemplated by this agreement.

         12. MISCELLANEOUS.

         (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915, Attn: Robert A. Goddard, CFO & Treasurer, with a required copy to Kirkpatrick & Lockhart LLP, 75 State Street, Boston, Massachusetts 02109, Attn: Michael A. Hickey; and (ii) if to you, to 588 Main Street, Worcester, Massachusetts 01601-6440, Attn: Robert Oftring, or in any case to such other address as the person to be notified may have requested in writing.

         (b) Except as set forth in Section 11 hereof, the respective indemnities, contribution agreements, representations, warranties, and other statements of the Company, its officers and directors and of the Underwriter set forth in or made pursuant to this agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Units, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any underwriter or by or on behalf of the Company, its officers or directors or any controlling person of the Company, (ii) acceptance of the Units and payment for them hereunder; and (iii) termination of this agreement.

         (c) Except as otherwise expressly provided, this agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter, any controlling persons referred to herein, and their respective successors and assigns, all as and to the extent provided in this agreement, and no other person shall acquire or have any right under or by virtue of this agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from the Underwriter merely because of such purchase.

Oftring & Company, Inc.
Page 8

         (d) You represent and warrant that you have been authorized to enter into this agreement and to act in the manner provided in this agreement. This is the entire agreement between the parties, and it may only be amended by a written agreement signed by both the Company and you. This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                                      * * *

                            [Signature page follows.]

         This agreement may be signed in various counterparts that together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriter.

                               Very truly yours,

                                      LOCATEPLUS HOLDING CORPORATION

                                      By: /s/ Robert A. Goddard
                                          ----------------------------------
                                          Robert A. Goddard
                                          Chief Financial Officer & Treasurer



Agreed, as of March 15, 2002.

OFTRING & COMPANY, INC.

By: /s/ Robert Oftring
    --------------------------------


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                                    EXHIBIT A

                 PURCHASERS EXEMPT FROM UNDERWRITING COMMISSION
                 ----------------------------------------------

 1. All employees of LocatePLUS Holdings Corporation as of the effective date.